BILL OF SALE

         THIS BILL OF SALE (this “Bill of Sale”) is made and entered into as of February 28, 2007, by and among Cord Blood America, Inc., a Florida corporation (the “Buyer”) and CorCell, Inc., a Delaware corporation (the “Seller”).

BACKGROUND

A. Buyer and Seller are parties to that certain Existing Samples Purchase Agreement dated as of October 12, 2006, as amended by the Amendment and Modification to the Existing Samples Purchase Agreement dated as of February 28, 2007 (collectively, the “Agreement”), pursuant to which, among other things, Seller agreed to sell and assign the Acquired Assets to Buyer.

B. By this instrument the Seller is vesting in Buyer all of the properties, assets and rights of the Seller hereinafter described.

NOW, THEREFORE, for and in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt, adequacy and legal sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties do hereby agree as follows:

1.

Transfer.  Pursuant to the Agreement, the Seller does hereby grant, bargain, sell, convey, transfer, assign, set over, release, deliver and confirm to Buyer, its successors and assigns, all of their right, title and interest in and to the Acquired Assets to have and to hold the same, with the appurtenances thereof, unto Buyer, its successors and assigns forever, to and for its own use and benefit.

2.

No Third Party Beneficiaries.  Nothing in this Bill of Sale, express or implied, is intended or shall be construed to confer upon, or give to, any person, firm or corporation other than Buyer and its successors and assigns, any remedy or claim under or by reason of this Bill of Sale on any terms, covenants or condition hereof, and all the terms, covenants and conditions, promises and agreements in this Bill of Sale contained shall be for the sole and exclusive benefit of Buyer and its successors and assigns.

3.

Purchase Agreement.  This Bill of Sale does not amend or otherwise modify or limit any of the provisions of the Agreement, and in the event of any conflict between the terms of the Agreement and the terms hereof, the Agreement shall supersede and control this Bill of Sale in all respects.

4.

Miscellaneous.

(a)

Headings.  The section headings used herein are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Bill of Sale.

(b)

Governing Law.  This Bill of Sale shall be governed by and construed in accordance with the laws of the State of Delaware without regard to principles of conflicts of law.

(c)

Counterparts.  This Bill of Sale may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

(d)

Amendments.  No amendment or modification of this Bill of Sale shall be effective unless it is set forth in writing and signed by each of the parties hereto.

(e)

Successors and Assigns.  This Bill of Sale is executed by, and shall be binding upon, the parties hereto and their respective successors and assigns for the uses and purposes above set forth and referred to, as of the date hereof.

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BILL OF SALE

IN WITNESS WHEREOF, the parties have caused this Bill of Sale to be duly executed and delivered as of the date first written above.

SELLER: CORCELL, INC., a Delaware corporation By:___________________________ Name: Antonia Lafferty Title: President

BUYER: CORD BLOOD AMERICA, INC., a Florida corporation By:_________________________ Name: Matthew Schlissler Title: President and Chief Executive Officer .

BILL OF SALE